Exhibit 99

Post Office Box 216 307 North Defiance Street Archbold, Ohio 43502	NEWS RELEASE

Company Contact:	Investor and Media Contact:
Lars B. Eller President and Chief Executive Officer Farmers & Merchants Bancorp, Inc. (419) 446-2501 leller@fm.bank	Andrew M. Berger Managing Director SM Berger & Company, Inc. (216) 464-6400 andrew@smberger.com

Farmers & Merchants Bancorp, Inc. Reports Record

2021 First Quarter Financial Results

ARCHBOLD, OHIO, April 21, 2021, Farmers & Merchants Bancorp, Inc. (Nasdaq: FMAO) today reported financial results for the 2021 first quarter ended March 31, 2021.

2021 First Quarter Financial Highlights Include (on a year-over-year basis unless noted):

•	Net income increased 19.6% to $4.9 million
•	Earnings increased 18.9% to $0.44 per basic and diluted share
•	Net interest income after provision for loan losses increased by 5.7% to $13.3 million, which included a $0.3 million increase in the first quarter provision for loan losses
•	Noninterest income increased 59.9% to $5.0 million
•	First quarter after-tax income benefited from $0.5 million of accelerated fees associated with the Paycheck Protection Program (“PPP”)
•	Strong organic growth supported a 7.1% increase in net total loans and a 24.8% increase in total deposits
•	Originated $43.5 million of new loans under the latest Paycheck Protection Program, helping F&M protect over 18,000 jobs throughout the program
•	Return on average tangible equity increased to 10.10% from 9.13% for the first quarter last year
•	Loans 30 days past due to total loans, excluding COVID related loans, was only 0.18%
•	New full-service office in Fort Wayne, IN opened in 2021 second quarter

“2021 is off to a strong start as our markets emerge from the COVID-19 crisis and we continue to focus on providing local services and leading financial products to our retail, commercial, and agriculture customers.  As a result, we are gaining market share and benefitting from robust growth in loans, deposits, and noninterest income, which have helped us successfully offset higher provision for loan losses and operating expenses during the 2021 first quarter,” stated Lars B. Eller, President and Chief Executive Officer. “I am grateful to our team members who continue to work diligently and support the financial needs of our local customers and communities.”

“The acquisition of Ossian Financial Services is expected to close in the coming weeks, and we are well positioned to quickly integrate Ossian into F&M’s platform.  Once completed, we expect the acquisition will add approximately $122 million in assets to F&M and will begin contributing to earnings in 2021.  In addition, we expect to see the benefit to noninterest expense of our office realignment strategy over the next several quarters, and we will use a portion of the savings to reinvest in expanding our digital and online offerings.”

Income Statement

Net income for the 2021 first quarter ended March 31, 2021, was $4.9 million, compared to $4.1 million for the same period last year. Earnings per basic and diluted share for the 2021 first quarter was $0.44, compared to $0.37 for the same period last year.

Higher provision for loan losses and operating expenses were successfully offset by increased interest income, successful reductions in cost of funds, interest and fees earned from the Paycheck Protection Program, and a 59.9% or $1.9 million year-over-year increase in noninterest income. Increases in Customer Service Fees and Gain on sales of both 1-4 family mortgage loans and fixed rate agricultural loans were the biggest contributors in noninterest income.   F&M’s provision for loan losses increased from $1.4 million for the three months ended March 31, 2020, to $1.7 million for the three months ended March 31, 2021, as the Company prudently increased its allowance of loan losses primarily associated with continued economic uncertainty caused by the COVID-19 crisis.   In addition, noninterest expense increased by $1.7 million, due to higher operating expenses supporting a 20% larger Company in asset size and servicing a larger footprint. It also included a one-time expense of $0.3 million related to the Company’s pension.

Deposits

At March 31, 2021, total deposits were $1.684 billion, an increase of 24.8% from March 31, 2020, and an increase of 5.5% from December 31, 2020.  The significant organic deposit growth being experienced is a result of continued strength in expanding relationships with new and existing customers, and the benefits of PPP activity. In addition, we continue to see growing customer preferences to more stable and secure saving instruments as deposits have increased since the COVID-19 crisis began.

Loan Portfolio and Asset Quality

Total loans, net at March 31, 2021, increased 7.5% or by $94.0 million to $1.342 billion, compared to $1.248 billion at March 31, 2020, and up from $1.303 billion at December 31, 2020. The year-over-year improvement resulted primarily from the contribution of continued strong organic loan growth.  In addition, during the 2021 first quarter, the Company processed $27.5 million of PPP loan forgiveness and principal payments received and originated $43.5   million of new PPP loans, resulting in a total of $51.8 million of PPP loans within F&M’s loan portfolio.

Mr. Eller continued, “Since the start of the crisis, we strengthened our relationships by increasing the amount of financial relief, assistance, and advice we are providing customers. During the first quarter, we processed more than 1,200 new PPP loans, and throughout the PPP process, we have helped our small business customers protect more than 18,000 jobs within our markets.”

“Our local relationships continue to produce strong organic growth, and loans not including PPP loans, increased nearly 2.3% during the 2021 first quarter.  We are experiencing organic loan growth across our Ohio, Indiana, and Michigan markets, due to our recently opened LPOs and our strong, experienced, and local lenders.  Our agriculture portfolios are also demonstrating compelling growth and strong asset performance as farmers benefit from robust market dynamics.”

Mr. Eller continued: “At March 31, 2021 there were only five commercial and agricultural real estate loans totaling $10.4 million of COVID-related payment modifications, all of which are interest-only modifications and secured by real estate.  This compares to 190 loans representing a balance of $165 million in deferrals at the peak last year.  Given the uncertainty surrounding the COVID-19 crisis, we continue to fund our allowance for loan and lease losses, which increased by 69.0% over the past 12 months. Our allowance for loan and lease losses to total loans, adjusted for our PPP balances, is now over 1.23% and includes the $1.5 million credit mark associated with the 2019 Bank of Geneva acquisition.”

F&M continues to closely monitor its loan portfolio with a particular emphasis on higher risk sectors.  Nonperforming loans were $8.1 million, or 0.61% of total loans at March 31, 2021, compared to $3.3 million, or 0.27% at March 31, 2020.  The year-over-year increase in nonperforming loans is primarily due to the impacts of the COVID-19 crisis.

Mr. Eller concluded: “2021 is expected to be a transformative year for F&M.  Throughout the year, we will focus on executing our strategic plan, completing and integrating the Ossian acquisition, integrating last year’s acquisition of Adams County Financial Resources, achieving the benefits from our office realignment program, and driving strong organic growth by supporting our local communities.  I am proud of our continued strong performance and excited to update shareholders in the coming quarters on the progress we are making.”

Stockholders’ Equity and Dividends

Total stockholders’ equity increased 4.4% to $246.8 million at March 31, 2021, from $236.5 million at March 31, 2020. At March 31, 2021, the Company had a Tier 1 leverage ratio of 10.39%, compared to 11.56% at March 31, 2020.

Tangible stockholders’ equity increased to $195.9 million at March 31, 2021, compared to $180.9 million at March 31, 2020. On a per share basis, tangible stockholders’ equity at March 31, 2021, was $17.50 per share, compared to $16.26 per share at March 31, 2020.

For the 2021 first quarter, the company declared cash dividends of $0.17 per share, which is a 6.3% increase over the 2020 first quarter declared dividend payment. F&M is committed to returning capital to shareholders and has increased the annual cash dividend for 26 consecutive years. For the 2021 first quarter, the dividend payout ratio was 38.48% compared to 43.07% for the same period last year.

About Farmers & Merchants State Bank:

The Farmers & Merchants State Bank is a local independent community bank that has been serving Northwest Ohio and Northeast Indiana since 1897.  The Farmers & Merchants State Bank provides commercial banking, retail banking and other financial services. Our locations are in Fulton, Defiance, Hancock, Henry, Lucas, Williams, and Wood counties in Northwest Ohio.  In Northeast Indiana, we have offices located in Adams, Allen, DeKalb, Jay, and Steuben counties.

Safe harbor statement

Farmers & Merchants Bancorp, Inc. (“F&M”) wishes to take advantage of the Safe Harbor provisions included in the Private Securities Litigation Reform Act of 1995. Statements by F&M, including management’s expectations and comments, may not be based on historical facts and are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21B of the Securities Exchange Act of 1934, as amended.  Actual results could vary materially depending on risks and uncertainties inherent in general and local banking conditions, competitive factors specific to markets in which F&M and its subsidiaries operate, future interest rate levels, legislative and regulatory decisions, capital market conditions, or the effects of the COVID-19 pandemic, and its impacts on our credit quality and business operations, as well as its impact on general economic and financial market conditions. F&M assumes no responsibility to update this information.  For more details, please refer to F&M’s SEC filing, including its most recent Annual Report on Form 10-K and quarterly reports on Form 10-Q. Such filings can be viewed at the SEC’s website, www.sec.gov or through F&M’s website www.fm.bank.

Non-GAAP Financial Measures

This press release includes disclosure of financial measures not prepared in accordance with generally accepted accounting principles in the United States (GAAP).  A non-GAAP financial measure is a numerical measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are required to be disclosed by GAAP. Farmers & Merchants Bancorp, Inc. believes that these non-GAAP financial measures provide both management and investors a more complete understanding of the underlying operational results and trends and Farmers & Merchants Bancorp, Inc.’s marketplace performance.  The presentation of this additional information is not meant to be considered in isolation or as a substitute for the numbers prepared in accordance with GAAP.  A reconciliation of GAAP to non-GAAP financial measures is included within this press release.

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME & COMPREHENSIVE INCOME

(Unaudited) (in thousands of dollars, except per share data)

	Three Months Ended
	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Interest Income
Loans, including fees	$15,612	$17,061	$16,181	$16,192	$15,883
Debt securities:
U.S. Treasury and government agencies	751	695	761	767	1,146
Municipalities	308	295	279	243	262
Dividends	50	35	36	26	45
Federal funds sold	5	5	4	5	6
Other	39	48	32	40	122
Total interest income	16,765	18,139	17,293	17,273	17,464
Interest Expense
Deposits	1,340	1,619	1,864	2,254	2,901
Federal funds purchased and securities sold under agreement to repurchase	166	170	174	187	244
Borrowed funds	222	226	231	257	266
Total interest expense	1,728	2,015	2,269	2,698	3,411
Net Interest Income - Before Provision for Loan Losses	15,037	16,124	15,024	14,575	14,053
Provision for Loan Losses	1,700	1,995	1,987	1,569	1,430
Net Interest Income After Provision For Loan Losses	13,337	14,129	13,037	13,006	12,623
Noninterest Income
Customer service fees	2,814	2,750	2,299	2,258	1,586
Other service charges and fees	838	980	879	704	1,039
Net gain on sale of loans	1,046	1,894	1,537	364	227
Net gain on sale of available-for-sale securities	293	-	-	-	270
Total noninterest income	4,991	5,624	4,715	3,326	3,122
Noninterest Expense
Salaries and wages	4,390	5,068	5,102	4,095	4,223
Employee benefits	1,994	1,140	1,566	1,218	1,677
Net occupancy expense	577	585	558	564	564
Furniture and equipment	791	760	875	750	758
Data processing	505	428	490	408	442
Franchise taxes	446	241	368	369	368
ATM expense	449	456	444	376	414
Advertising	235	353	411	265	303
Net (gain) loss on sale of other assets owned	(25)	20	(7)	(7)	1
FDIC assessment	236	223	194	144	72
Mortgage servicing rights amortization	505	247	296	356	132
Consulting fees	223	407	205	217	139
Other general and administrative	2,033	1,358	1,553	1,612	1,575

Total noninterest expense	12,359	11,286	12,055	10,367	10,668
Income Before Income Taxes	5,969	8,467	5,697	5,965	5,077
Income Taxes	1,060	1,691	1,287	1,161	972
Net Income	4,909	6,776	4,410	4,804	4,105
Other Comprehensive Income (Loss) (Net of Tax):
Net unrealized gain (loss) on available-for- sale securities	(6,737)	(207)	639	661	4,998
Reclassification adjustment for realized gain on sale of available-for-sale securities	(293)	-	-	-	(270)
Net unrealized gain (loss) on available-for- sale securities	(7,030)	(207)	639	661	4,728
Tax expense (benefit)	(1,476)	(44)	134	139	993
Other comprehensive income (loss)	(5,554)	(163)	505	522	3,735
Comprehensive Income (Loss)	$(645)	$6,613	$4,915	$5,326	$7,840
Basic and Diluted Earnings Per Share	$0.44	$0.60	$0.40	$0.43	$0.37
Dividends Declared	$0.17	$0.17	$0.17	$0.16	$0.16

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited) (in thousands of dollars, except share data)

	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
	(Unaudited)		(Unaudited)	(Unaudited)	(Unaudited)
Assets
Cash and due from banks	$118,139	$98,279	$46,395	$54,336	$49,844
Federal funds sold	57,361	77,427	41,358	31,105	40,993
Total cash and cash equivalents	175,500	175,706	87,753	85,441	90,837

Interest-bearing time deposits	4,405	4,653	4,657	4,636	4,869
Securities - available-for-sale	352,974	307,812	259,041	236,292	204,121
Other securities, at cost	5,939	5,939	5,827	5,810	5,810
Loans held for sale	7,511	7,740	7,621	11,445	2,153
Loans, net	1,327,254	1,289,318	1,351,979	1,334,790	1,239,108
Premises and equipment	26,703	27,063	26,776	26,049	26,120
Goodwill	47,340	47,340	47,340	47,340	47,340
Mortgage servicing rights	3,444	3,320	3,027	2,740	2,672
Other real estate owned	148	71	206	135	185
Bank owned life insurance	25,347	25,208	15,501	15,399	15,313
Other assets	16,720	15,374	16,872	14,370	16,597
Total Assets	$1,993,285	$1,909,544	$1,826,600	$1,784,447	$1,655,125

Liabilities and Stockholders' Equity

Liabilities
Deposits
Noninterest-bearing	$384,558	$351,147	$330,845	$336,027	$261,786
Interest-bearing
NOW accounts	605,533	542,317	534,792	504,846	463,734
Savings	451,043	455,145	392,059	374,871	341,256
Time	242,717	247,553	261,177	261,631	281,931
Total deposits	1,683,851	1,596,162	1,518,873	1,477,375	1,348,707

Federal Funds Purchased and securities sold under agreements to repurchase	30,072	30,239	29,859	30,949	30,585
Federal Home Loan Bank (FHLB) advances	17,840	17,861	17,724	19,087	24,788
Dividend payable	1,889	1,889	1,882	1,768	1,768
Accrued expenses and other liabilities	12,805	14,233	14,841	14,971	12,820
Total liabilities	1,746,457	1,660,384	1,583,179	1,544,150	1,418,668

Commitments and Contingencies

Stockholders' Equity
Common stock - No par value 20,000,000 shares authorized; issued and outstanding 12,230,000 shares 3/31/21 and 12/31/20	82,030	81,804	81,577	82,134	81,844
Treasury stock - 1,033.256 shares 3/31/21, 1,032,456 shares 12/31/20	(11,962)	(11,932)	(12,397)	(12,668)	(12,636)
Retained earnings	176,617	173,591	168,381	165,476	162,416
Accumulated other comprehensive income	143	5,697	5,860	5,355	4,833
Total stockholders' equity	246,828	249,160	243,421	240,297	236,457
Total Liabilities and Stockholders' Equity	$1,993,285	$1,909,544	$1,826,600	$1,784,447	$1,655,125

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

SELECT FINANCIAL DATA

	For the Three Months Ended
Selected financial data	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
Return on average assets	1.01%	1.43%	0.98%	1.10%	1.02%
Return on average equity	7.87%	11.04%	7.28%	8.07%	7.06%
Yield on earning assets	3.71%	4.09%	4.04%	4.25%	4.66%
Cost of interest bearing liabilities	0.53%	0.64%	0.74%	0.91%	1.22%
Net interest spread	3.18%	3.45%	3.30%	3.34%	3.44%
Net interest margin	3.33%	3.63%	3.51%	3.59%	3.75%
Efficiency	62.57%	52.20%	62.11%	57.91%	63.09%
Dividend payout ratio	38.48%	27.77%	42.66%	36.80%	43.07%
Tangible book value per share (1)	$17.50	$17.19	$16.78	$16.33	$16.26
Tier 1 capital to average assets	10.39%	10.46%	10.65%	10.70%	11.56%
Average Shares Outstanding	11,197,012	11,177,765	11,142,797	11,129,341	11,134,870

(1) Tangible Equity = Stockholder Equity less goodwill and other intangibles (core deposit intangible, mortgage servicing rights and unrealized gain/loss on securities)

Loans	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
(Dollar amounts in thousands)
Commercial real estate	$618,754	$588,825	$595,146	$589,382	$570,217
Agricultural real estate	179,945	189,159	192,883	194,606	194,383
Consumer real estate	175,675	175,588	175,963	174,069	174,731
Commercial and industrial	202,958	189,246	238,175	223,842	143,261
Agricultural	100,022	94,358	103,330	107,458	109,584
Consumer	54,445	52,540	53,320	50,108	49,022
Other	14,088	15,757	9,030	9,714	8,336
Less: Net deferred loan fees and costs	(4,208)	(2,483)	(3,985)	(4,456)	(1,893)
Total loans, net	$1,341,679	$1,302,990	$1,363,862	$1,344,723	$1,247,641

Asset quality data	March 31, 2021	December 31, 2020	September 30, 2020	June 30, 2020	March 31, 2020
(Dollar amounts in thousands)
Nonaccrual loans	$8,139	$9,404	$7,870	$8,473	$3,344
Troubled debt restructuring	$5,774	$6,514	$7,028	$7,034	$1,934
90 day past due and accruing	$-	$-	$-	$-	$-
Nonperforming loans	$8,139	$9,404	$7,870	$8,473	$3,344
Other real estate owned	$148	$71	$206	$135	$185
Non-performing assets	$8,287	$9,475	$8,076	$8,608	$3,529

(Dollar amounts in thousands)
Allowance for loan and lease losses	$14,425	$13,672	$11,883	$10,538	$8,533
Allowance for loan and lease losses/total loans	1.08%	1.05%	0.87%	0.78%	0.68%
Net charge-offs:
Quarter-to-date	$947	$205	$37	$169	$125
Year-to-date	$947	$537	$331	$294	$125
Net charge-offs to average loans
Quarter-to-date	0.07%	0.02%	0.00%	0.01%	0.01%
Year-to-date	0.07%	0.04%	0.03%	0.02%	0.01%
Non-performing loans/total loans	0.61%	0.72%	0.58%	0.63%	0.27%
Allowance for loan and lease losses/nonperforming loans	177.24%	177.96%	151.01%	117.24%	256.66%

FARMERS & MERCHANTS BANCORP, INC. AND SUBSIDIARIES

AVERAGE BALANCE SHEETS AND RELATED YIELDS AND RATES

(in thousands of dollars, except percentages)

	For the Three Months Ended			For the Three Months Ended
	March 31, 2021			March 31, 2020
Interest Earning Assets:	Average Balance	Interest/ Dividends	Annualized Yield/Rate	Average Balance	Interest/ Dividends	Annualized Yield/Rate
Loans	$1,328,571	$15,612	4.70%	$1,236,848	$15,883	5.14%
Taxable Investment Securities	324,536	1,009	1.24%	190,158	1,321	2.78%
Tax-exempt Investment Securities	20,375	100	2.49%	28,832	132	2.32%
Fed Funds Sold & Other	136,663	44	0.13%	46,393	128	1.10%
Total Interest Earning Assets	1,810,145	$16,765	3.71%	1,502,231	$17,464	4.66%

Nonearning Assets	126,579			114,326

Total Assets	$1,936,724			$1,616,557

Interest Bearing Liabilities:
Savings Deposits	$1,014,392	$574	0.23%	$773,130	$1,485	0.77%
Other Time Deposits	242,033	766	1.27%	277,579	1,416	2.04%
Other Borrowed Money	17,848	222	4.98%	24,787	266	4.29%
Fed Funds Purchased & Securities
Sold under Agreement to Repurchase	30,210	166	2.20%	38,954	244	2.51%
Total Interest Bearing Liabilities	$1,304,483	$1,728	0.53%	$1,114,450	$3,411	1.22%

Noninterest bearing Liabilities	382,640			269,550

Stockholders Equity	$249,601			$232,557

Net Interest Income and interest rate spread		$15,037	3.18%		$14,053	3.44%

Net Interest Margin			3.33%			3.75%

Yields on Tax exempt securities and the portion of the tax-exempt IDB loans included in loans have been tax adjusted based on a 21% tax rate in the charts

FARMERS & MERCHANTS BANCORP, INC

ALLOWANCE RECONCILIATION

(in thousands of dollars, except percentages)

For the Three
Months Ended
March 31, 2021

Allowance for Loan Losses	$14,425
Credit Mark	1,500
Total Credit Mark and Allowance for Loan Losses	15,925

Loans	$1,341,679
Adjustments
PPP Loans	(51,789)
Loans excluding PPP Loans	$1,289,890

Allowance for Loan Losses	1.08%
Effect of Credit Mark	0.11%
Effect of PPP Loans	0.04%
Allowance for Loan Losses, excluding PPP Loans	1.23%